Exhibit 99.1

      BLUE COAT REPORTS NET REVENUE FOR THIRD QUARTER OF FISCAL 2007 ENDED
                                JANUARY 31, 2007

    SUNNYVALE, Calif., March 8 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems (Nasdaq: BCSI), a leader in secure content and application delivery, today reported its net revenue for the third fiscal quarter of 2007 ended January 31, 2007. Net revenue for the third fiscal quarter of 2007 was $47.1 million, an increase of 32.6% compared to net revenue of $35.5 million for the same quarter last year and a 17.3% increase compared to net revenue of $40.2 million in the prior quarter.

    Blue Coat ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $89.5 million, an increase of $9.9 million from the prior quarter.

    For the fourth fiscal quarter ending April 30, 2007, the Company currently anticipates net revenue in the range of $51 - $54 million.

    Update on Review of Stock Option Granting Practices

    Because the Company has not completed the restatement of its financial statements relating to its historical practices in granting stock options, the Company will not be able to provide a detailed income statement and balance sheet for the third quarter of fiscal 2007. Accordingly, the financial results for the third fiscal quarter of 2007 and prior periods are not included in this announcement. The Company continues to work diligently to complete the restatement process and currently intends to file its Form 10-K for the fiscal year ended April 30, 2006, and its Form 10-Q's for the quarters ended July 31, 2006, October 31, 2006 and January 31, 2007, before March 30, 2007.

    Conference Call & Webcast

    The Company will host a conference call today at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time). Participants should call (612) 332-1210 with the passcode: 862943. A replay of the call will be available starting Thursday, March 8, 2007 at 6:30 p.m. Pacific Time (9:30 p.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 862943. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

    About Blue Coat Systems

    Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat's family of appliances and client-based solutions -- deployed in branch offices, Internet gateways, end points, and data centers -- provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 30,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery segment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding the Company's expected net revenue in the fourth fiscal quarter of 2007 and ability to file reports on Form 10-K and Form 10-Q, and statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the final conclusions of the Board of Directors, the Audit Committee, the independent committee, and the Company's independent public accountants concerning matters related to the Company's stock option grants; the inability of the Company to file its Form 10-K and Form 10-Q's in the near future to avoid delisting by Nasdaq; the Company's inability to comply with requirements imposed by Nasdaq for continued listing; the Company's inability to file its Form 10-K and Form 10-Qs in accordance with the Securities Exchange Act of 1934; the review and audit by the Company's independent auditor of the Company's fiscal 2006 financial statements; the outcome of inquiries initiated by the Securities and Exchange Commission; additional information or actions resulting from the continued review by the Company's independent committee; as well as other risks more fully described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended January 31, 2006.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SOURCE  Blue Coat Systems
    -0-                             03/08/2007
    /CONTACT: media, Steve Schick, +1-408-220-2076, or steve.schick@bluecoat.com, or investors, Lily Wu, +1-408-220-2318, or lily.wu@bluecoat.com, both of Blue Coat Systems/
    /Web site:  http://www.bluecoat.com/